UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

CYCLACEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 847-5955

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2006, the Compensation Committee (the ‘‘Committee’’) of the board of directors of Cyclacel Pharmaceuticals, Inc. (the ‘‘Company’’) approved the 2007 annual base salaries and 2006 cash bonuses for the Company’s principal executive officer, principal accounting officer and other named executive officers (as that term is defined in Item 402 of Regulation S-K). The following table sets forth the annual base salary levels of such officers for 2007, the 2006 cash bonuses for each such officer and options granted as part of compensation:

Name and Position	2007 Base Salary	2006 Bonus(1)	2006 Options Granted(2)
Spiro Rombotis Chief Executive Officer and President	$425,000	$175,000	160,000
Paul McBarron Chief Operating Officer and EVP, Finance	$280,000	$110,000	100,000
Dr. Judy H. Chiao Vice President, Clinical Development & Regulatory Affairs	$275,000	$100,000	80,000
Dr. John Francis Womelsdorf Vice President, Business Development	$254,000	$25,000	50,000
Dr. Robert Jackson Senior Vice President and Chief Scientific Officer	$250,000	—	—

(1)	All of the bonus awards are based upon the completion of the Company’s corporate objectives for 2006, as follows:

•	25%, assuming selicilib to begin Phase IIb double-blinded randomized discontinuation trial in 3rd-line NSCLS (Q2 06)

•	25%, assuming sapacitabine to begin Phase I hematology study (Q2 06)

•	25%, assuming an IND submission for the CYC116 Aurora kinase inhibitor (Q4 06)

•	25%, assuming interim data reports for a sapacitabine Phase I hematology study (Q4 06)

(2)	All of the options were granted on December 21, 2006, at the exercise price of $6.95 per share, and expire on December 20, 2016. All of such options vest as follows: One quarter (1/4) of the total options granted will vest on December 21, 2007, with 1/48th of the total number vesting monthly thereafter, such that all options will have vested on December 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

Dated: December 28, 2006	By:	/s/ Paul McBarron
Name: Paul McBarron Title: Executive Vice President, Finance & Chief Operating Office